UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

__________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2022

AINOS, INC
(Exact name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108

(858) 869-2986

(Address and telephone number, including area code, of registrant's principal executive offices)

AMARILLO BIOSCIENCES, INC.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

The matters set forth under Section 2.01 of this report are incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to that certain Asset Purchase Agreement dated as of November 18, 2021 as modified by an Amended and Restated Asset Purchase Agreement dated as of January 29, 2022 (the “Agreement”) by and between Ainos, Inc., a Texas corporation (the “Company”) and Ainos, Inc., a Cayman Islands corporation (the “Seller”). The Seller is a majority shareholder of the Company.

Pursuant to the Agreement, the Company acquired certain intellectual property assets set forth on Exhibit A of the Agreement (the “IP Assets”) and certain manufacturing, testing, and office equipment set forth on Exhibit B of the Agreement (the “Equipment”) for a total purchase price of Twenty-six Million Dollars ($26,000,000 U.S.D.) (the “Purchase Price”).

As payment of the purchase price, the Company issued to the Seller a Convertible Promissory Note in the principal amount of Twenty-six Million Dollars ($26,000,000 U.S.D.) (the “Convertible Note”) upon closing on January 30, 2022.

As part of the Agreement the Company agreed to hire certain employees of the Seller set forth on Exhibit D of the Agreement (the “Employees”) who are responsible for research and development of the IP Assets and/or Equipment on terms at least equal to the compensation arrangements undertaken by the Seller. From and after the Closing, the Company will have no responsibility, duty or liability with respect to any employee benefit plans of the Seller.

The principal sum of the Convertible Note is payable in cash on January 30, 2027, although the Company may prepay the Convertible Note in whole or in part without penalty. The Convertible Note is non-interest bearing. If not earlier repaid, the Convertible Note will be converted into shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company, or such other securities or property for which the Convertible Note may become convertible, immediately prior to the closing of any public offering of the Company’s common stock as result of which the Company’s common stock will be listed on a U.S. stock exchange. The conversion price, subject to certain adjustments described in Section 2(b) of the Convertible Note, will be eighty percent (80%) of the initial public offering price of the offering.

The foregoing description of the Agreement and Convertible Note are not complete and are qualified in their entirety by the text of the Agreement and the Convertible Note, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The matters set forth under Section 2.01 of this report are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d) Exhibits

Exhibit No.	Description

2.1	Amended and Restated Asset Purchase Agreement, dated as of January 29, 2022, between Ainos, Inc. and Ainos, Inc.

10.1	Convertible Promissory Note, dated as of January 30, 2022, issued by Ainos, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ainos, Inc.

Date: February 3, 2022	By:	/s/ Chun-Hsien Tsai
	Name:	Chun-Hsien Tsai
	Title:	Chief Executive Officer

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